UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 14, 2008

CHEMOKINE THERAPEUTICS CORP.

(Exact name of registrant as specified in its charter)

Delaware		33-0921251
(State or other jurisdiction		(I.R.S. Employer
of incorporation or organization)		Identification No.)

Suite 400 – 1727 West Broadway Vancouver, British Columbia Canada, V6J 4S5
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (604) 738-6644

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2008, Mr. Reza Bahadori tendered his resignation as a member of the board of directors (the “Board”) of Chemokine Therapeutics Corp. (the “Company”), effective July 18, 2008.  On July 15, 2008, Dr. Hassan Salari tendered his resignation as a member of the Company’s Board and as the Company’s Chief Scientific Officer, effective July 18, 2008.  The resignations of Mr. Bahadori and Dr. Salari from the Company’s Board were not the result of any disagreement relating to the Company’s operations, policies or practices.

Following acceptance of the resignations of Dr. Salari and Mr. Bahadori at a meeting of the Board on July 18, 2008, the Board appointed Walter Korz, the Company’s President and Chief Executive Officer, and Edward A. Taylor as members of the Board until the next annual meeting of stockholders of the Company.

There are no arrangements or understandings between Mr. Korz and any other persons pursuant to which Mr. Korz was selected as a director.  There are no transactions, or proposed transactions, during the last two years with the Company to which Mr. Korz was or is to be a party, in which Mr. Korz, or any member of his immediate family, has a direct or indirect material interest.  Mr. Korz’s background and experience are described in our Report on Form 8-K filed with the Securities and Exchange Commission on April 17, 2008.  Information regarding Mr. Korz’s employment agreement is included under the caption “Executive Compensation” in our amended registration statement on Form S-1 filed with the Securities and Exchange Commission on July 9, 2008.

Mr. Taylor is a member of the Certified General Accountant’s Association of Alberta and British Columbia.  He has been Vice President Finance and Administration and the Chief Financial Officer of Oncothyreon (formerly Biomira Inc.) since May 1995.  He is a graduate of the Stanford Executive Program and has served as Chairman of the British Columbia Institute of Technology.  Mr. Taylor is Chairman of the Board of Ceapro Inc. and is a director of two private biotechnology companies.

There are no arrangements or understandings between Mr. Taylor and any other persons pursuant to which Mr. Taylor was selected as a director.  There are no transactions, or proposed transactions, during the last two years with the Company to which Mr. Taylor was or is to be a party, in which Mr. Taylor, or any member of his immediate family, has a direct or indirect material interest.  Mr. Taylor will serve as Chairman of the Board and will also serve on the Company’s Nominating & Governance, Compensation and Finance Committees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMOKINE THERAPEUTICS CORP.
(Registrant)

Date: July 18, 2008	/s/ Bashir Jaffer
Secretary & Chief Financial Officer